UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 22, 2010
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IMPERIAL RESOURCES, INC.
 (Exact Name of Registrant as Specified in Charter)
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Nevada	333-152160	83-0512922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Payyappilly House, Thiruthipuram, P.O., Kottapuram Via., 680667 – Ernakulam Dt. Kerala, India	680667
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-91-484-248-6928

Former name or Former Address, if Changed Since Last Report: N/A
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

(a)
On January 16, 2010, Imperial Resources, Inc. appointed Grant Twanow as President and Director of its wholly-owned subsidiary, Imperial Oil and Gas, Inc. a Delaware corporation (“Imperial Oil”).  Mr. Twanow is a Petroleum Reservoir Engineering Specialist based in North America with extensive experience in oil and gas joint ventures and operations.  In connection with the appointment, Imperial Oil entered into a Supply of Services Agreement with GNP Resources, Ltd., a company wholly-owned by Mr. Twanow (“GNP”) and Mr. Twanow whereby Mr. Twanow acting on behalf of GNP will provide services to Imperial Oil related to the maintenance and development of Imperial Oil’s oil and gas exploration and development interests. Additionally, Imperial Oil and GNP entered into a Royalty Agreement whereby Imperial Oil agrees to pay GNP a gross overriding royalty of 5% in any lands acquired by Imperial Oil in Prospects procured by GNP or Mr. Twanow.  The Supply and Services Agreement and Royalty Agreement are filed hereto as Exhibits 99.1 and 99.2, respectively.

(b)
On January 19, 2010, Imperial Oil appointed Neil McPherson to its board of directors.  Mr. McPherson has 40 years of experience in the oil and gas industry including all phases and aspects of petroleum land management, hydrocarbon exploration and independent businesses. In connection with the appointment, Imperial Oil entered into a Supply of Services Agreement with Little Eagle Resources Inc., a company wholly-owned by Mr. McPherson (“Little Eagle”) and Mr. McPherson whereby Mr. McPherson acting on behalf of Little Eagle will provide services to Imperial Oil related to the maintenance and development of Imperial Oil’s oil and gas exploration and development interests. Additionally, Imperial Oil and Little Eagle entered into a Royalty Agreement whereby Imperial Oil agrees to pay Little Eagle a gross overriding royalty of 1.5% in any lands acquired by Imperial Oil in the North West Premont Prospect and the Ricinus Area Prospect procured by Little Eagle or Mr. McPherson.  The Supply and Services Agreement and Royalty Agreement are filed hereto as Exhibits 99.3 and 99.4, respectively.

(c)
On January 20, 2010, Coach Capital, LLC (“Coach”) assigned to Imperial Oil, a 14.9% working interest in the oil, gas and mineral leases in the Greater Garwood hydrocarbon exploration project located in Colorado County, Texas (“Project”). The assignment was made subject to the terms and conditions of the leases and that certain unrecorded Participation Agreement dated November 5, 2008 between El Paso E&P Company, L.P. and Baytor Energy LLC, and the Carry Agreement dated October 27, 2009 between Baytor Energy LLC and Coach.  The Carry Agreement is filed hereto as Exhibit 99.5.

(d)
On January 19, 2010, Imperial Oil borrowed $900,000 from Coach pursuant to a promissory note issued to Coach.  The outstanding balance under the note will accrue interest at 5% per annum and is due in full on January 19, 2013.  If the note and accrued interest are not repaid in full between 1 year and 3 years after January 19, 2010, Coach will be paid 75% of the net production revenue received by Imperial Oil from the Project, excluding the interest in the Cochran #1 well.  If the note and accrued interest are not repaid in full after 3 years from January 19, 2010, Coach will be paid 100% of the net production revenue received by Imperial Oil from the Project, excluding the interest in the Cochran #1 well.

Section 9 – Financial Statements and Exhibits

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Supply and Services Agreement with GNP Resources, Ltd.

99.2	Royalty Agreement with GNP Resources, Ltd.

99.3	Supply and Services Agreement with Little Eagle Resources, Inc.

99.4	Royalty Agreement with Little Eagle Resources, Inc.

99.5	Carry Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL RESOURCES, INC.

Date: January 22, 2010	By:	/s/ James Payyappilly
James Payyappilly Chief Executive Officer, President and Director

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